                                                                    Exhibit 99.1
                                                                    ------------
                            Explanation of Responses
                            ------------------------

Reporting Person:            Victory Park GP, LLC

Address:                     c/o Victory Park Capital Advisors, LLC
                             227 West Monroe Street, Suite 3900
                             Chicago, Illinois 60606

Issuer and Ticker            Unigene Laboratories, Inc. [UGNE]
Symbol:

Relationship of              Director and 10% Owner
Reporting Person to
Issuer:

Date of Event                7/16/12
Requiring Statement:

Explanation of Responses:
-------------------------

Effective as of July 16, 2012, pursuant to Redemption Agreements (the
"Redemption Agreements") entered into by Victory Park Credit Opportunities
Master Fund, Ltd. ("Master Fund") with Victory Park Credit Opportunities, L.P.
("Delaware Fund") and Victory Park Credit Opportunities Intermediate Fund, L.P.
("Cayman Fund"), all of the investments of Master Fund, including the Senior
Secured Convertible Note and all 9,147,464 shares of Common Stock of the Issuer held by Master Fund, were distributed to its shareholders Delaware Fund and
Cayman Fund on a pro rata basis based on the respective ownership percentages of the shares of Master Fund owned by such shareholders as of July 16, 2012, in exchange for all of the shares of Master Fund owned by Delaware Fund and Cayman
Fund, respectively (the "Securities Distribution"). The estimated portions of the shares of Common Stock of the Issuer and the Senior Secured Convertible Note
distributed pursuant to the Redemption Agreements were disclosed in the original
Form 3 filed July 18, 2012 (the "Estimated Allocation"). The Estimated
Allocation was adjusted as of August 13, 2012, based on the final calculation of the ownership percentages of the shares of Master Fund owned by Delaware Fund and Cayman Fund as of July 16, 2012, which final calculation was determined based on the net asset values of Master Fund, Delaware Fund and Cayman Fund as of July 16, 2012. The final, adjusted portions of the shares of Common Stock of the Issuer and the Senior Secured Convertible Note distributed pursuant to the
Redemption Agreements were as follows (the "Final Allocation"): (x) to Delaware
Fund, 4,856,750 shares of Common Stock of the Issuer and $14,837,199.37 in principal amount (plus $754,224.29 in payment-in-kind interest accrued thereon through July 16, 2012) of the Senior Secured Convertible Note held by Master
Fund, and (y) to Cayman Fund, the remaining 4,290,714 shares of Common Stock of the Issuer and the remaining $13,107,980.03 in principal amount (plus
$666,322.31 in payment-in-kind interest accrued thereon through July 16, 2012)
of the Senior Secured Convertible Note held by Master Fund. The distributions of the shares of Common Stock of the Issuer and portions of the Senior Secured
Convertible Note by Master Fund to Delaware Fund and Cayman Fund as a result of the Securities Distribution were separately reported on a Form 4 filed July 18,
2012, as amended by a Form 4/A filed as of the date hereof, by each of (i)
Master Fund, (ii) Victory Park Capital Advisors, LLC ("Capital Advisors"), as
the investment manager for Master Fund, (iii) Jacob Capital, L.L.C. ("Jacob
Capital"), as the manager of Capital Advisors, and (iv) Richard Levy, as the sole member of Jacob Capital. This Form 3 Amendment is being filed solely to report the Final Allocation.

Pursuant to that certain Amended and Restated Financing Agreement, dated as of
March 16, 2010, by and among the Issuer, the financial institutions party thereto as "Lenders" (including VPC Fund II, L.P. ("VPC Onshore"), VPC
Intermediate Fund II (Cayman), L.P. ("VPC Offshore"), Delaware Fund and Cayman
Fund) and Victory Park Management, LLC (an affiliate of each of VPC Onshore, VPC
Offshore, Delaware Fund, Cayman Fund, Capital Advisors, Victory Park GP, LLC
("GP I"), Victory Park GP II, LLC ("GP II") and Jacob Capital), as
administrative agent and collateral agent for the Lenders and the Holders (as defined therein), Richard Levy was appointed as a member of the board of directors of the Issuer (the "Board") effective March 17, 2010, and, subject to certain conditions, the Board is obligated to nominate Mr. Levy for reelection to the Board at each meeting of stockholders of the Issuer at which directors are to be elected. Accordingly, Richard Levy serves on the
Board as a representative of each of VPC Onshore, VPC Offshore, Delaware Fund,
Cayman Fund, Capital Advisors, GP I, GP II and Jacob Capital.

Each of VPC Onshore, VPC Offshore, Capital Advisors, GP II, Jacob Capital and
Richard Levy previously reported his or its interest in securities of the Issuer in filings under Section 16. In the future, VPC Onshore, VPC
Offshore, Delaware Fund, Cayman Fund, Capital Advisors, GP I, GP II, Jacob
Capital and Richard Levy may jointly file Section 16 filings with respect to securities of the Issuer.

                               JOINT FILER INFORMATION
                               ------------------------

Reporting Person:      Victory Park Credit Opportunities, L.P.

Address:               c/o Victory Park Capital Advisors, LLC
                       227 West Monroe Street, Suite 3900
                       Chicago, Illinois 60606

Designated Filer:      Victory Park GP, LLC

Issuer and Ticker      Unigene Laboratories, Inc. [UGNE]
Symbol:

Relationship of        Director and 10% Owner
Reporting Person to
Issuer:

Date of Event          7/16/12
Requiring Statement:

VICTORY PARK CREDIT OPPORTUNITIES, L.P.

By: Victory Park GP, LLC, its general partner

By: Jacob Capital, L.L.C., its manager

By: /s/ Richard Levy
    ----------------
Name: Richard Levy
Its: Sole Member

                               JOINT FILER INFORMATION
                               ------------------------

Reporting Person:      Victory Park Credit Opportunities Intermediate Fund, L.P.

Address:               c/o Victory Park Capital Advisors, LLC
                       227 West Monroe Street, Suite 3900
                       Chicago, Illinois 60606

Designated Filer:      Victory Park GP, LLC

Issuer and Ticker      Unigene Laboratories, Inc. [UGNE]
Symbol:

Relationship of        Director and 10% Owner
Reporting Person to
Issuer:

Date of Event          7/16/12
Requiring Statement:

VICTORY PARK CREDIT OPPORTUNITIES
INTERMEDIATE FUND, L.P.

By: Victory Park GP, LLC, its general partner

By: Jacob Capital, L.L.C., its manager

By: /s/ Richard Levy
    ----------------
Name: Richard Levy
Its: Sole Member